Consent Of Counsel
                               ------------------



We hereby consent to the use of our name and the reference to our Firm in the section entitled "Counsel" in the Statement of Information included in Post-Effective Amendment No. 58 to the Registration Statement on Form N-1A of Armada Funds. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                     /s/ Dickinson Wright, PLLC

Dated: September 19, 2001                           Dickinson Wright PLLC